Exhibit 10.9


                              EMPLOYMENT AGREEMENT
                              --------------------


          This EMPLOYMENT AGREEMENT, dated as of August 12, 2004, is between Conseco, Inc., a Delaware corporation ("Company"), and William S. Kirsch ("Executive").

          WHEREAS, the services of Executive and his managerial and professional experience are of value to the Company.

          WHEREAS, the Company desires to continue to have the benefit and advantage of the services of Executive for an extended period to assist the Company upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Employment. The Company hereby employs Executive and Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

     2. Term. The effective date of this agreement (the "Agreement") shall be the date set forth above (the "Effective Date"). Subject to the provisions for termination as provided in Section 10 hereof, the term of Executive's employment under this Agreement shall be the period beginning on the Effective Date and ending on the fifth anniversary of the Effective Date. The term of Executive's employment shall not be automatically renewed. The term ending on the fifth anniversary of the Effective Date is hereinafter referred to as the "Term." The Term shall end upon any earlier termination of Executive's employment with the Company.

     3. Duties. During the Term, Executive shall be engaged by the Company in the capacity of President and Chief Executive Officer of the Company, responsible, along with the Chairman of the Company, for the overall management of the Company. During the Term, Executive shall report to the Board of Directors of the Company (the "Board") regarding the performance of his duties. Executive acknowledges that his areas of duties and responsibilities hereunder shall not be inconsistent with those duties and responsibilities allocated by the Board to the Chairman of the Company, as further specified on Appendix A hereto.

     4. Extent of Services. During the Term, subject to the direction and control of the Board, Executive shall have the power and authority commensurate with his executive status and necessary to perform his duties hereunder. Executive shall devote his reasonable best efforts to the business of the Company and, during the Term, shall not, without the consent of the Company, be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; provided, however, not withstanding anything herein to the contrary that the Company will permit Executive, consistent with his responsibilities hereunder, an appropriate transition period to disengage from his responsibilities with the law firm of Kirkland & Ellis, LLP. The foregoing provisions of this Section 4, subject to
Section 9 hereof, shall not be construed as preventing Executive from serving the boards on which he currently serves, and which are set forth on Appendix B hereto, as well as boards of professional, community, civic,

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education, charitable and business organizations on which he may choose to serve or investing his assets in such form or manner as will not require any services on the part of Executive in the operation of the affairs of the companies in which such investments are made (to the extent not in violation of the noncompete provision in Section 9 hereof); provided, however, that business organizations other than those listed on Appendix B shall be limited to those mutually agreed upon by Executive and the Company.

     5. Compensation. During the Term:

     (a) As compensation for services hereunder rendered during the Term hereof, Executive shall receive a base salary ("Base Salary") of Eight Hundred Thousand Dollars ($800,000) per year payable in equal installments in accordance with the Company's payroll procedure for its salaried executives. Salary payments and other payments under this Agreement shall be subject to withholding of taxes and other appropriate and customary amounts. Executive may receive increases in his Base Salary from time to time, based upon his performance, subject to approval of the Board or the Compensation Committee thereof.

     (b) In addition to Base Salary, Executive will have an opportunity to earn a bonus each year as determined by the Board or the Compensation Committee thereof, with a target annual bonus equal to 100% of Executive's Base Salary (the "Target Bonus") and a maximum annual bonus of 200% of his Base Salary with respect to any calendar year, with such bonus payable at such time that similar payments are made to other Company executives. The annual bonus for 2004 will not be less than 150% of the Target Bonus. For purposes of clarification, annual executive bonuses are generally paid in March of the year following the year with respect to which such bonuses are payable, if Executive remains employed with the Company through such date or as otherwise payable under Section 7 or
Section 11. Notwithstanding the above, a pro-rata portion of the bonus for 2009 will be paid at the same time that similar payments are made to other Company executives if Executive remains employed through the end of the Term. The Target Bonuses will be based on financial and other objective targets that the Board or the Compensation Committee of the Board (the "Compensation Committee") believes are reasonably attainable at the time that they are set.

     (c) Subject to Section 11, Executive is entitled to a cash bonus of One Million Seven Hundred Thousand Dollars ($1,700,000) payable immediately upon the execution of the Agreement by the Company and Executive.

     (d) (i) Subject to approval by the Compensation Committee, Executive will receive an award of options to purchase 400,000 shares of common stock of the Company with an exercise price equal to the fair market value on the date of the grant and an award of 400,000 shares of restricted stock of the Company. One hundred percent (100%) of the options will vest over a 4-year period beginning on the date of the grant of the equity awards (the "Grant Date"), with one-fourth vesting on each anniversary of the Grant Date. One Hundred percent (100%) of the restricted stock will vest on the fourth anniversary of the Grant Date, with one-half vesting on the second anniversary to the Grant Date, and an additional one-fourth vesting on the third and fourth anniversary of the Grant Date, respectively.

         (ii) Executive shall also be eligible to participate in and receive future grants under any Company stock option or equity-based program, subject to the discretion of the Board.

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     (e) The Company recognizes that this is an interim agreement and agrees that it will conduct good-faith negotiations to replace this Agreement by the Spring of 2005, with a goal of adjusting Executive's compensation and terms to make them competitive with those applicable to chief executive officers of companies of like size and type.

     6. Fringe Benefits. During the Term:

     (a) Executive shall be entitled to participate in such existing executive benefit plans and insurance programs offered by the Company, or which it may adopt from time to time, for its executive management or supervisory personnel generally, in accordance with the eligibility requirements for participation therein. Nothing herein shall be construed so as to prevent the Company from modifying or terminating any executive benefit plans or programs, or executive fringe benefits, that it may adopt from time to time.

     (b) Executive shall be entitled to six weeks of vacation with pay each year.

     (c) Executive may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Executive for all such reasonable expenses upon Executive's periodic presentation of an itemized account of such expenditures. The Company agrees to pay Executive an additional amount to cover the incremental additional income taxes incurred by Executive, if any, with respect to payment or reimbursement of any reasonable business expenses pursuant to this subsection (c).

     (d) In lieu of any insurance on the life of Executive offered by the Company pursuant to Section 6(a) hereof, the Company shall at its expense maintain a term life insurance policy or policies on the life of Executive with a face amount of 100% of Executive's Base Salary, payable to such beneficiaries as Executive may designate. Executive may, at his expense, purchase additional insurance at the time the Company purchases said policy or policies. In the event Executive terminates employment for any reason, Executive shall have the right, at his expense, to begin paying the premiums required to continue such insurance coverage from and after the date of his termination.

     7. Disability. If Executive shall become physically or mentally disabled during the Term to the extent that his ability to perform his duties and services hereunder is materially and adversely impaired, his Base Salary, bonus and other compensation provided herein shall continue while he remains employed by the Company; provided, that if such disability (as confirmed by competent medical evidence) continues for at least six (6) consecutive months, the Company may terminate Executive's employment hereunder, in which case the Company immediately shall pay Executive cash payments equal to (i) his annual Base Salary as provided in Section 5(a) hereof to the extent earned but unpaid as of the date of termination, (ii) the bonus payable pursuant to Section 5(d) for the fiscal year of the Company ending prior to the date of termination (the "Unpaid Prior Year's Bonus") (to the extent earned but unpaid), and (iii) one times his annual Base Salary as provided in Section 5(a) hereof. However, any options or restricted stock held by Executive on the date of termination shall vest only through the date of termination according to the normal vesting schedule applicable to such options or restricted stock and Executive shall not receive any accelerated or additional vesting of such stock or options due to termination under this Section 7 on or after such date. No payments or vesting under this paragraph will be made if such disability arose primarily from (a) chronic use of

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intoxicants, drugs or narcotics (other than drugs prescribed to Executive by a physician and used by Executive for their intended purpose for which they had been prescribed) or (b) intentionally self-inflicted injury or intentionally self-induced illness.

     8. Disclosure of Information. Executive acknowledges that in and as a result of his employment with the Company, he has been and will be making use of, acquiring and/or adding to confidential information of the Company and its affiliates of a special and unique nature and value. As a material inducement to the Company to enter into this Agreement and to pay to Executive the compensation stated in Section 5, as well as any additional benefits stated herein, Executive covenants and agrees that he shall not, at any time while he is employed by the Company or at any time thereafter, directly or indirectly, divulge or disclose for any purpose whatsoever, any confidential information (whether or not specifically labeled or identified as "confidential information"), in any form or medium, that has been obtained by or disclosed to him as a result of his employment with the Company and which the Company or any of its affiliates has taken appropriate steps to safeguard, except to the extent that such confidential information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of Executive, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, in which event Executive shall give prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order or confidential treatment, or (c) must be disclosed to enable Executive properly to perform his duties under this Agreement. Upon the termination of Executive's employment, Executive shall return such information (in whatever form) obtained from or belonging to the Company or any of its affiliates that he may have in his possession or control.

     9. Covenants Against Competition and Solicitation. Executive acknowledges that the services he is to render to the Company and its affiliates are of a special and unusual character, with a unique value to the Company and its affiliates, the loss of which cannot adequately be compensated by damages or an action at law. In view of the unique value to the Company and its affiliates of the services of Executive for which the Company has contracted hereunder, because of the confidential information to be obtained by, or disclosed to, Executive as set forth in Section 8 above, and as a material inducement to the Company to enter into this Agreement and to pay to Executive the compensation stated in Section 5 hereof, as well as any additional benefits stated herein, and other good and valuable consideration, Executive covenants and agrees that throughout the period Executive remains employed or compensated hereunder and for one year thereafter, Executive shall not, directly or indirectly, anywhere in the United States of America (i) render any services, as an agent, independent contractor, consultant or otherwise, or become employed or compensated by any other corporation, person or entity that derives a non-incidental portion of its revenue from the business of selling or providing annuity, life, accident or health insurance products or services; (ii) in any manner compete with the Company or any of its affiliates with respect to lines of business that the Company and its affiliates derive more than a non-incidental portion of their revenue from or with respect to which the Company and its affiliates have made a significant investment in; (iii) solicit or attempt to convert to other insurance carriers or other corporations, persons or other entities providing these same or similar products or services provided by the Company and its affiliates, any customers or policyholders of the Company or any of its affiliates or (iv) solicit for employment or employ any employee of the Company or any of its affiliates. Should any particular covenant or provision of this Section 9 be held unreasonable or contrary to public

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policy for any reason, including, without limitation, the time period, geographical area, or scope of activity covered by any restrictive covenant or provision, the Company and Executive acknowledge and agree that such covenant or provision shall automatically be deemed modified such that the contested covenant or provision shall have the closest effect permitted by applicable law to the original form and shall be given effect and enforced as so modified to whatever extent would be reasonable and enforceable under applicable law.

     10. Termination.

     (a) Either the Company or Executive may terminate his employment at any time for any reason upon written notice to the other. In addition, the Company may terminate Executive's employment for Just Cause pursuant to Section 10(b) below or in a Control Termination pursuant to Section 10(c) below. Executive may terminate his employment for Good Reason pursuant to Section 10(d) below. Executive's employment shall also terminate (i) upon the death of Executive or
(ii) after disability of Executive pursuant to Section 7 hereof.

     (b) The Company may terminate Executive's employment at any time for Just Cause. For purposes of this Agreement, "Just Cause" shall mean: (i) (A) a material breach by Executive of this Agreement, (B) a material breach of Executive's duty of loyalty to the Company or its affiliates, or (C) willful malfeasance or fraud or dishonesty of a substantial nature in performing Executive's services on behalf of the Company or its affiliates, which in each case is willful and deliberate on Executive's part and committed in bad faith or without reasonable belief that such breach or action is in the best interests of the Company or its affiliates; (ii) Executive's use of alcohol or drugs (other than drugs prescribed to Executive by a physician and used by Executive for their intended purposes for which they had been prescribed) or other repeated conduct, which materially and repeatedly interferes with the performance of his duties hereunder, which materially compromises the integrity or the reputation of the Company or its affiliates, or which results in other substantial economic harm to the Company or its affiliates; (iii) Executive's conviction by a court of law, admission that he is guilty, or entry of a plea of nolo contendere with regard to a felony or other crime involving moral turpitude; (iv) Executive's unscheduled absence from his employment duties other than as a result of illness or disability, for whatever cause, for a period of more than ten (10) consecutive days, without consent from the Company prior to the expiration of the ten (10) day period; or (v) Executive's failure to take action or to abstain from taking action, as directed in writing by a member of the Board, where such failure continues after Executive has been given written notice of such failure and at least five (5) business days thereafter to cure such failure.

          No termination shall be deemed to be a termination by the Company for Just Cause if the termination is as a result of Executive refusing to act in a manner that would be a violation of applicable law.

     (c) The Company may terminate Executive's employment in a Control Termination. A "Control Termination" shall mean any termination by the Executive for Good Reason or any termination by the Company (or its successor) of Executive's employment for any reason other than for Just Cause, in either case within six months prior to and in anticipation of, or within two years following, a Change in Control of the Company.

          The term "Change in Control" shall mean the occurrence of any of the following:

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          (i)     the acquisition (other than an acquisition in connection with a "Non-Control Transaction") by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "beneficial ownership" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company or its Ultimate Parent representing 51% or more of the combined voting power of the then outstanding securities of the Company or its Ultimate Parent entitled to vote generally with respect to the election of the board of directors of the Company or its Ultimate Parent; or

          (ii) as a result of or in connection with a tender or exchange offer or contest for election of directors, individual board members of the Company or of the Ultimate Parent (identified as of the date of commencement of such tender or exchange offer, or the commencement of such election contest, as the case may be) cease to constitute at least a majority of the board of directors of the Company or, if applicable, of the Ultimate Parent; or

          (iii) the consummation of a merger, consolidation or reorganization with or into the Company or the Ultimate Parent unless (x) the stockholders of the Company immediately before such transaction beneficially own, directly or indirectly, immediately following such transaction securities representing 51% or more of the combined voting power of the then outstanding securities entitled to vote generally with respect to the election of the board of directors of the Company (or its successor) or, if applicable, the Ultimate Parent and (y) individual board members of the Company (identified as of the date that a binding agreement providing for such transaction is signed) constitute at least a majority of the board of directors of the Company or, if applicable, the Ultimate Parent (or its successor) or, if applicable, the Ultimate Parent (a transaction to which clauses (x) and (y) apply, a "Non-Control Transaction").

          For purposes of this Agreement, "Ultimate Parent" shall mean the parent corporation (or if there is more than one parent corporation, the ultimate parent corporation) that, directly or indirectly, beneficially owns a majority of the voting power of the outstanding securities entitled to vote with respect to the election of the board of directors of the Company (or its successor).

     (d) Executive may terminate his employment at any time with Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following during the Term: (i) any material diminution in the nature or scope of Executive's authority, duties or responsibilities from those Executive had as of the date hereof, (ii) a failure to maintain Executive as sole President and Chief Executive Officer of the Company; (iii) causing or requiring Executive to report to anyone other than the Board, (iv) reducing the hiring or firing authority of Executive as in effect as of the date hereof, (v) requiring relocation without the consent of Executive, (vi) any reduction in Executive's Base Salary or Target Bonus, (vii) a Change in Control occurs and , following Executive's written request made prior to the Change in Control, the ultimate parent entity or entities directly or indirectly gaining control of a majority of the Company's Board or outstanding securities entitled to vote with respect to the

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Company's Board fails to affirm and guarantee the Company's current and future obligations under this Agreement or (viii) any material breach of any provision of this Agreement by the Company which is not remedied by the Company within thirty (30) days after receipt of written notice from Executive specifying such breach.

     (e) Upon termination of Executive's employment with the Company for any reason (whether voluntary or involuntary), Executive shall be deemed to have voluntarily resigned from all positions that Executive may then hold with the Company and any of its affiliates; provided that such deemed resignation shall not adversely affect Executive's rights to compensation or benefits under this Agreement and shall not affect the determination of whether Executive's termination was for Just Cause.

     11. Payments Following Termination.

     (a) In the event Executive's employment is terminated by the Company for Just Cause as so defined, or if Executive resigns (other than where such resignation is for Good Reason), then the Company shall pay Executive a cash payment equal to his annual Base Salary as provided in Section 5(a) hereof to the extent earned but unpaid as of the date of termination (the "Unpaid Salary"). No bonus will be earned or paid after the date of termination, and if such date of termination occurs prior to the first anniversary of the Effective Date, Executive shall return to the Company the bonus described in Section 5(c). Any options or restricted stock held by Executive on the date of termination shall vest only through the date of termination according to the normal vesting schedule applicable to such options or restricted stock, and Executive shall not receive any accelerated or additional vesting of such stock or options on or after such date.

     (b) In the event Executive's employment is terminated by the death of Executive, then the Company shall pay Executive's estate, as soon as practicable, (i) a cash payment equal to one times Executive's Base Salary described in Section 5(a), (ii) the Unpaid Salary, and (iii) the Unpaid Prior Year's Bonus. Any options or restricted stock held by Executive on the date of termination shall vest only through the date of Executive's death according to the normal vesting schedule applicable to such options or restricted stock, and Executive shall not receive any accelerated or additional vesting of such stock or options on or after such date.

     (c) In the event that Executive is terminated by the Company without Just Cause, or that Executive's employment is terminated by the Executive for Good Reason, other than in a Control Termination, and other than pursuant to Section 7, then the Company shall pay Executive, within 10 business days after the date of termination (i) the Unpaid Salary, (ii) the sum of the Unpaid Prior Year's Bonus plus the Target Bonus (prorated for the partial year period ending on the date of termination), (iii) a cash payment equal to two times his annual Base Salary as provided in Section 5(a) hereof, reduced, if such date of termination occurs prior to the first anniversary of the Effective Date, by one-half of the bonus described in Section 5(c), and (iv) a cash payment equal to two times the Target Bonus payable pursuant to Section 5(b). Any options or restricted stock held by Executive on the date of termination shall vest only through the date of termination according to the normal vesting schedule applicable to such options or restricted stock, except that Executive shall receive additional vesting credit (but not above 100%) as if he had remained employed by the Company until the next succeeding anniversary of the Grant Date of the options and restricted stock described in Section 5(d)(i), and that, solely for this purpose, the restricted stock shall be deemed to vest on the same dates as are applicable to

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the options described in Section 5(d)(i). Thus, for example, if Executive were terminated by the Company without Just Cause after the first anniversary of the Grant Date, but before the second anniversary thereof, both his options and his restricted stock described in Section 5(d)(i) would be considered 50% vested for this purpose.

     (d) In the event that Executive's employment terminates in a Control Termination as so defined then the Company shall pay Executive, within five business days after the date of termination, (i) the Unpaid Salary, (ii) the sum of the Unpaid Prior Year's Bonus and the Target Bonus (prorated for the partial year period ending on the date of his termination of employment), (iii) a cash payment equal to three times his annual Base Salary as provided in Section 5(a) hereof, and (iv) a cash payment equal to three times the Target Bonus payable pursuant to Section 5(b). In addition, any options or restricted stock described in Section 5(d)(i) held by Executive shall fully vest upon the occurrence of the Change in Control or, if later, the date of the Control Termination. With respect to grants of options or other equity-based awards other than those described in Section 5(d)(i), the Committee shall determine whether and to what degree such grants shall become vested in the event of a Control Termination.

     (e) Notwithstanding anything herein to the contrary, in the event that Executive's employment terminates, the Company shall pay to Executive, in accordance with its standard payroll practice, Executive's accrued but unused vacation.

     12. Tax Indemnity Payments.

     (a) Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that the aggregate payments or distributions by the Company or its affiliated companies to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of the Agreement or otherwise but determined without regard to any additional payments required under this Section 12 (a "Payment"), constitute "parachute payments" (as such term is defined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, and the regulations promulgated thereunder (collectively, "Section 280G")) which exceed three times Executive's "base amount" (as such term is defined under Section
280G) by at least One Hundred Thousand Dollars ($100,000) and are therefore subject to the excise tax imposed by Section 4999 of the Code or any successor provision (collectively, "Section 4999") or any interest or penalties with respect to such excise tax (the total excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax")), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any Federal, state or local income and employment taxes and Excise Tax (and any interest and penalties imposed with respect to any such taxes) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. If the Payments exceed three times the Executive's "base amount," but by an amount of less than One Hundred Thousand Dollars ($100,000), such Payments shall be reduced by the least amount necessary to bring such Payments below three times the Executive's "base amount."

     (b) Subject to the provisions of Section 12(c) hereof, all determinations required to be made under this Section 12, including whether and when a Gross-Up Payment is required and the

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amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be deemed to be the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 12, shall be paid by the Company to Executive within five (5) days of the receipt of the Accounting Firm's determination (it being understood, however, that the Gross Up Payment may, if permitted by law, be paid directly to the applicable taxing authorities). If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made by the Company ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the event that the Company exhausts its remedies pursuant to Section 12(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. In the case of an Overpayment, Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including, if reasonable, the filing of returns and claims for refund), and otherwise reasonably cooperate with the Company to correct such Overpayment; provided, however, that (i) Executive shall not in any event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of Section 12(a) hereof to make Executive whole, on an after-tax basis, from the application of Section 4999.

     (c) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require a payment by the Company, or a change in the amount of the payment by the Company of, the Gross-Up Payment. Such notification shall be given as soon as practicable after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided that the failure to give any notice pursuant to this Section 12(c) shall not impair Executive's rights under this Section 12 except to the extent the Company is materially prejudiced thereby. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

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          (i)     give the Company any information reasonably requested by the
                  Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income, employment or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 12(c) hereof, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income, employment or other tax (including interest or penalties with respect to any such taxes) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 12(c) hereof, Executive becomes entitled to receive, and receives, any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 12(c) hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the

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
receipt by Executive of an amount advanced by the Company pursuant to Section 12(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     13. Character of Termination Payments. The amounts payable to Executive hereunder upon any termination of his employment shall be considered severance pay in consideration of past services rendered on behalf of the Company and his continued service from the date hereof to the date he becomes entitled to such payments and shall be the sole amount of severance pay to which Executive is entitled from the Company and its affiliates upon termination of his employment. Executive shall have no duty to mitigate his damages by seeking other employment and, should Executive actually receive compensation from any such other employment, the payments required hereunder shall not be reduced or offset by any such other compensation.

     14. Representations of the Parties.

     (a) The Company represents and warrants to Executive that (i) this Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and binding obligations of the Company; and (ii) the employment of Executive on the terms and conditions contained in this Agreement will not conflict with, result in a breach or violation of, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to: (A) the certificate of formation, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, or any regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company.

     (b) Executive represents and warrants to the Company that: (i) this Agreement has been duly executed and delivered by Executive and constitutes a valid and binding obligation of Executive; and (ii) neither the execution of this Agreement by Executive nor his employment by the Company on the terms and conditions contained herein will conflict with, result in a breach or violation of, or constitute a default under any agreement, obligation, condition, covenant or instrument to which Executive is a party or bound or to which his property is subject, or any statute, law, rule, regulation, judgment, order or decree applicable to Executive of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Executive or any of his property.

     15. Arbitration of Disputes; Injunctive Relief.

     (a) Except as provided in subsection (b) below, any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by binding arbitration in the City of Indianapolis, Indiana, in accordance with the laws of the State of Indiana by three arbitrators, one of whom shall be appointed by the Company, one by Executive, and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for the Southern District of Indiana. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators, which shall be as provided in this Section. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall pay its own costs and expenses incurred in connection with the enforcement of this Agreement, regardless of the final outcome.

     (b) Executive acknowledges that a breach or threatened breach by Executive of Sections 8 or 9 of this Agreement will give rise to irreparable injury to the Company and that money damages will not be adequate relief for such injury. Notwithstanding paragraph (a) above, the Company and Executive agree that the Company may seek and obtain injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and/or permanent injunctions, in a court of proper jurisdiction to restrain or prohibit a breach or threatened breach of Section 8 or 9 of this Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Executive.

     16. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to his residence, in the case of Executive, or to the business office of the General Counsel of the Company, in the case of the Company.

     17. Waiver of Breach and Severability. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement, and the remaining provisions of the Agreement shall continue to be binding and effective.

     18. Entire Agreement. Other than any equity award agreements entered into pursuant to the Conseco, Inc. 2003 Long-Term Equity Incentive Plan, this instrument contains the entire agreement of the parties and, as of the Effective Date, supersedes all other obligations of the Company and its affiliates to Executive under other agreements or otherwise. The compensation and benefits to be paid under the terms of this Agreement are in lieu of all other compensation or benefits to which Executive is entitled from the Company and its affiliates. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     19. Binding Agreement and Governing Law; Assignment Limited. This Agreement shall be binding upon and shall inure to the benefit of the parties and their lawful successors in interest (including, without limitation, Executive's estate, heirs and personal representatives) and, except for issues or matters as to which federal law is applicable, shall be construed in accordance with and governed by the laws of the State of Indiana. This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other.

     20. No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not intended to confer third-party beneficiary rights upon any other person.

     21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written, effective as of the Effective Date.


                                        COMPANY:
                                        CONSECO, INC.


                                        By:  /s/ R. Glenn Hilliard
                                            ---------------------------------
                                        Its: Executive Chairman
                                            ---------------------------------



                                        EXECUTIVE:

                                         /s/ William S. Kirsch
                                        -------------------------------------
                                        William S. Kirsch









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


                                                                      Appendix A
                                                                      ----------


                      Proposed Role for Executive Chairman
                      ------------------------------------

     o Leading the Board of Directors, with primary responsibility for corporate governance and establishing and maintaining best practices

     o    Working closely with the CEO, providing support and advice

     o Directly assisting the CEO in setting a strategic direction for Conseco as well as related goals and objectives

     o Making recommendations to the Board, jointly with the CEO, on any acquisitions, divestitures or major decisions affecting the company's capital structure

     o    Providing oversight in the execution of the business plan

     o    Actively supporting and promoting key business relationships

     o Serving as a sounding board in the creation and development of a high-performance team, with particular emphasis on placing talented insurance executives in key operating and staff positions

                                                                      Appendix B
                                                                      ----------


                           Memberships & Affiliations
                           --------------------------

Northwestern University - Board of Trustees
Artisan Entertainment - Board of Directors
Children's Inner City Educational Fund - Board of Directors
Focal Communications Corp. - Board of Directors
Arsenal Capital - Board of Advisors
Sun Capital - Board of Advisors
Stanford Law School - Dean's Circle
Stanford Law School Board of Visitors